July 28, 2009 Dear Fellow Shareholder,
As you probably know, our August 14, 2009 Annual Meeting involves a fundamental dispute about the best path to shareholder value creation. This dispute has been brought by dissident shareholder Todd Herrick and his son Kent, who control the Herrick Foundation and whose destruction of Tecumseh’s value when they ran the Company resulted in their removal by the Board.
What is driving the Herricks? We believe it is their relentless, single-minded desire for control of the Company and the preservation of disproportionate voting power by any available means. The current proxy fight is another installment in this disturbing pattern of behavior.
Their “my company,” “I’m the expert” mentality has led them — time and again — to take irresponsible and irrational actions that are harmful to other shareholders. These actions include driving Tecumseh to the brink of bankruptcy during their management tenure by pursuing a failed strategy and refusing to adjust when conditions demanded it; waging costly and disruptive litigation and proxy challenges against the Company following their removal from management to regain control of the Company; and saddling Tecumseh with an investigation relating to potentially illegal activity that occurred when they ran the Company and refusing to cooperate in the responsible management of this matter.
Although they own less than 1% of the economic interest in Tecumseh directly and control less then a 5% economic interest through the Herrick Foundation, they are asking you to overlook these facts and:
•	Keep an antiquated capital structure that gives them a voice out of all proportion to their ownership position — and allows them to continue their disruptive pattern. It is a structure that is both out of step with mainstream corporate practice and makes your stock less attractive to other investors.
•	Give them majority control of the Board — a prospect that contradicts basic principles of good governance and fairness to all shareholders.

•	Hand them control of the Company, without offering a strategic plan to create value for you going forward.
Given their self-serving actions and endless disregard for basic legal and fiduciary obligations, the time has come for shareholders to address a critical question:
Do we return the Company to a failed regime
or do we move forward with proven management?
Your Board of Directors and management team are seeking your support to continue advancing the Company’s transformation and move Tecumseh forward, not back. We ask you to consider our substantial progress over the past two years, including successfully guiding the Company through an unprecedented global economic downturn, and approve:
•	A “one-share, one vote for all” recapitalization plan that will create a world-class capital structure for Tecumseh and align voting power with economic interests

•	A slate of Board nominees that has the experience and independence to guide Tecumseh toward its goals in today’s difficult economic environment
We urge you to vote FOR the Company’s proposals using the WHITE proxy card.

A TRACK RECORD THAT SPELLS HARM FOR INVESTORS:
FOUR FACTS ALL SHAREHOLDERS MUST CONSIDER ABOUT THE HERRICKS
Fact 1 Their Disregard for Legal/Ethical Norms Puts Investors at Risk
Global Price-Fixing Investigation
One of the most significant legal challenges facing Tecumseh is the current investigation into possible anti-competitive practices initiated by the U.S. Department of Justice (DOJ) as well as authorities in Brazil, the EU and other jurisdictions. Activity that took place within Tecumseh while the Herricks were in charge is a subject of the investigations, and documents and witness testimony revealed during the investigations suggest that, at a minimum, the Herricks had direct knowledge of questionable business practices and potentially illegal anti-competitive activity — a suggestion they have not denied.
Tecumseh is cooperating with authorities and has entered conditional amnesty agreements conditioned on the Company’s continued cooperation with the DOJ, that should greatly reduce the Company’s exposure to potential fines and penalties. The DOJ has specifically excluded Todd and Kent Herrick from its agreement with Tecumseh based on, the Company believes, their refusal to cooperate with investigating authorities. They remain subject to potential criminal prosecution — and have not indicated whether a Herrick-controlled Board would support ongoing cooperation with the DOJ or continue to place the Herricks’ individual interests above those of the Company, thereby increasing the financial and legal risks for the Company.
Attorney General Investigation for Misuse of Herrick Foundation Resources
In addition to wasting the Company’s resources on a seemingly endless stream of frivolous court challenges and proxy fights, Todd Herrick has unilaterally caused the Herrick Foundation to spend millions of dollars to advance his self-serving agenda to regain control, resulting in the disruption of the Company’s business — activity that appears to violate the Foundation’s charitable mission and that has involved the Foundation in an ongoing investigation by the Michigan Attorney General and a court-appointed Special Fiduciary.
Shopping the Company Using Non-Public Information
In mid-2008, without advising the Board, and in violation of Kent Herrick’s fiduciary duty as a Board member, the Herricks distributed confidential, non-public information to various potential buyers — including Tecumseh competitors — in a failed attempt to arrange a transaction with a partner to give them control.
Repeated Failure to Strengthen Corporate Accounting Controls
Under Todd Herrick’s leadership, Tecumseh failed Sarbanes-Oxley (“SOX”) testing in 2004, 2005 and 2006 — the first three years of this important investor protection requirement.
Fact 2 Their Irrational Pursuit of Control Comes at the Expense of Other Shareholders
Todd Herrick’s quest to solidify his control of Tecumseh began more than a decade ago, when he pushed for the implementation of the Company’s antiquated voting and non-voting share class structure. Since their removal from management in early 2007, the Herricks have tried time and again to regain control of the Board, launching expensive, frivolous and often irrational end-run attempts. The Herricks, this time have nominated through the Foundation, controlled by Todd Herrick, four nominees, three of whom have prior relationships with Honigman, Miller, Schwartz and Cohn, the law firm representing Todd and Kent Herrick personally, and the fourth is Kent Herrick. This is another transparent attempt by the Herricks to restore themselves to power by any means possible. In an effort to protect all shareholders, your Board has tried repeatedly to reach a fair and reasonable compromise with the Herricks.

Todd Herrick caused the Herrick Foundation to nominate 3 people to the then 5-person Board. The Board did not oppose the Herricks’ nominees and expanded the Board to 7, thereby assuring Board representation for the Herricks. The Herricks responded with a lawsuit to enforce their “right” to elect a majority of Directors, but eventually settled for 2 representatives on the 7-person Board.
	Herrick Foundation sues the Company to call a Special Meeting in an attempt to remove two independent directors and take control of the 7-member Board. After extensive litigation and a costly proxy contest, the Herricks fail to win shareholder support.	FIRST, the Herricks announce their support for a recapitalization during their proxy solicitation for the Fall 2008 Special Meeting. THEN, the Herricks sue the Company to block a recapitalization.	The Herricks launch another proxy contest to acquire control of the Board and refuse to settle for anything less. They oppose a recapitalization plan similar to one they supported only months before.	The Herricks bring legal action seeking to change the Annual Meeting date to preclude a shareholder vote on the recapitalization. The court affirmed the Company’s meeting date.

Early 2007	Fall 2008	December 2008	Spring 2009	Summer 2009
Fact 3 The Herricks Have an Inescapable Track Record of Value Destruction at Tecumseh
As the Company’s prior management team, Todd and Kent Herrick destroyed shareholder value with poor strategic and operational decisions — decisions that we believe are as disturbing as the underlying lack of sound judgment that produced them.
Case in point: they purchased Fasco for $411 million and sold it just five years later for $181 million LESS than they paid.
Tecumseh was debt-free in 2002, but the Herricks’ Fasco purchase resulted in debt of nearly $300 million. By 2005 the Company was in violation of its debt covenants, and in 2006 Tecumseh was struggling under the weight of $380 million in debt after negative free cash flow of ($156.5 million) for the year. Their failed strategy had put Tecumseh on the fast track to oblivion.
This was hardly an isolated and unfortunate misstep — it reveals a consistent track record of ineffective management that we believe is rooted in their indecisive, inconsistent and misguided business approach:
•	Built engine facility in Brazil.

RESULT: Nearly $100 million in operating losses/restructuring in last three years of operation

•	Unsuccessfully pursued development of scroll compressors.

RESULT: Invested more than $45 million in new production facility without a viable product to produce; wrote off entire $45 million investment

•	Acquired European compressor operations with $40 million in goodwill.

RESULT: Wrote off $34 million
•	Pursued engine operation in Czech Republic.

RESULT: Nearly $20 million in operational losses/restructuring in last three years of operation

=	Product & Acquisition Failures Totaling at Least $380 Million
In addition, Tecumseh suffered years of underperformance caused by excessive vertical integration, redundant costs and significant operating inefficiencies. Without the justified removal of the Herricks, we believe the Company could not have survived 2007, let alone emerged from the credit crisis.

Fact 4 Their Approach Would Again Destroy Tecumseh’s Financial Condition
The Herricks claim they will urgently focus on preserving cash and generating operational cash flow. Yet they promise cash-depleting actions such as dividends and suggest that “inexpensive strategic partnerships” (which so far reside only in their imaginations, since they provide no specifics) will magically generate operational cash flow to address the massive cash deficiency their other proposals will create. Here’s how their proposals add up*:

HERRICK PROPOSAL	RESULT
Immediately use cash to pay a dividend, including resuming regular quarterly dividends, at a cost of $30-50 million per year	Deplete $120 million of cash by 2012, ensuring the need for expensive credit, particularly given the event of default created by the change in control

Maintain duplicate “high-cost” manufacturing facilities despite significant overcapacity and retain antiquated, inefficient operating processes	Miss opportunity for $37 million in cumulative cost savings (net of reduced restructuring costs) by 2012; increase in working capital needs by $62 million based upon return to historic ratios

Maintain vertical integration requiring significant capital expenditures and forego available high-quality, cost-efficient outsource opportunities	Increase cumulative capital spending of an average of $20 million per year, or by $63 million through 2012

*	For our detailed analysis, please visit http://tecumseh.investorroom.com/, click on 2009 Annual Meeting and select HERRICK STRATEGY ASSUMPTIONS.
Shareholders have asked the Herricks to spell out in detail the results their proposals will yield. They have refused, we believe, because the results are obvious:
They will deplete the Company of its cash by the end of 2010, if not sooner!
We do not believe that their approach — promise to surrender much-needed cash during the worst economic downturn in 50 years and hope that bargain shopping for technology will generate profit sometime in the future — is a gamble worth taking.
CONSIDER OUR ACTIONS
Throughout the current proxy contest, your Board and management team have clearly communicated our vision for the future of Tecumseh and the many actions we are pursuing to achieve that vision. We urge our shareholders to consider the following:
•	We have been executing on — and communicating about — our strategic plan. We have communicated the details of our strategic plan to investors, including the intensive, data-driven process we employed and the respected third-party professionals we consulted as we formulated our conclusions. The Herricks, meanwhile, have offered no plan.

•	We have proposed a “one share, one vote for all” recapitalization proposal that is consistent with best practices in corporate governance, that will give all shareholders a voice that is equal to their ownership, and that is similar to one the Herricks supported when they tried to secure shareholder support at the Fall 2008 Special Meeting. We believe the recapitalization will make our stock more attractive for a broader number of investors, provide Class A shareholders with a say in the Company and bring substantially greater liquidity to our Class B shareholders. Without a recapitalization, the current outdated capital structure, rejected by all but a small percentage of public companies, will continue to be a permanent drag on realizing the full potential of this enterprise.

•	We have nominated a world-class Board. In contrast to the Herricks’ hand-picked slate, with historical ties to the Herricks’ law firm, our seven director nominees have the diverse skill sets, independence and record of integrity to achieve best practices in corporate governance and accountability. For more information about our Board candidates and other Annual Meeting-related materials, please visit http://tecumseh.investorroom.com/ and click on 2009 Annual Meeting.

•	Our performance stands in stark contrast to that of the prior regime:
Peer Group includes: AAON, Inc., Altra Holdings, Inc., AZZ Incorporated, Baldor Electric Co., CIRCOR International Inc., Colfax Corporation, DXP Enterprises Inc., Franklin Electric Co. Inc., Gardner Denver Inc., Gorman-Rupp Co., Graco Inc., Graham Corp., IDEX Corp., Kaman Corp., LSB Industries Inc., Middleby Corp., Mueller Water Products, Inc., NCI Building Systems Inc., Quanex Building Products Corporation, Regal-Beloit Corp., Robbins & Myers Inc., Sauer-Danfoss Inc., AO Smith Corp., and Standex International Corp.
THE BOTTOM LINE: THEIR QUEST FOR CONTROL PUTS YOUR INVESTMENT AT RISK
The Herricks’ self-serving behavior is fundamentally at odds with a professionally managed, global public company and puts your investment and the Company at significant risk. If the Herricks prevail, the same individuals who drove the Company to the brink of bankruptcy in 2007 will have control of the Board and your Company, despite the Herrick Foundation’s less than 5% economic interest.
THE CHOICE IS CLEAR:
•	Support your current management team and the Board’s proposal to modernize Tecumseh’s capital structure through a fair, “one share, one vote for all” recapitalization

•	Support our experienced, well-qualified director nominees to make the right decisions to continue driving positive momentum in the marketplace and increased shareholder value

We thank you for your continued support, and urge you to vote FOR the recapitalization, FOR the Company’s director nominees, and AGAINST the Herrick Foundation’s advisory vote shareholder proposal by signing and returning the WHITE proxy card today.
Sincerely,

Ed Buker
Chairman, President and Chief Executive Officer
Tecumseh Products Company has filed a definitive proxy statement/prospectus and other relevant documents concerning the annual meeting with the United States Securities and Exchange Commission (“SEC”) on July 10, 2009. Before soliciting proxies, the Company will provide shareholders with the definitive proxy statement/prospectus. The Company advises shareholders to read the definitive proxy statement/prospectus because it contains important information about the company and certain proposals to be presented to a vote of shareholders at its 2009 annual meeting. Shareholders may obtain free copies of the definitive proxy statement/prospectus and other documents the Company files with the SEC at the SEC’s website at www.sec.gov. They may also access a copy of the Company’s definitive proxy statement/prospectus by accessing www.tecumseh.com. In addition, shareholders may obtain a free copy of the definitive proxy statement by contacting Georgeson Inc. toll free at (866) 203-1198 (banks and brokers call (212) 440-9800).
The Company, its directors, some of its executive officers and certain other of its employees are participants in the solicitation of proxies in respect of the matters to be considered at the annual meeting. Information about the participants is set forth in the definitive proxy statement/prospectus. Information about the participants’ direct or indirect interests in the matters to be considered at the annual meeting is also contained in the proxy statement/prospectus referred to above.
If you have any questions or need assistance with voting your shares on the WHITE proxy, please call:
Georgeson
     199 Water Street, 26th Floor, New York, NY 10038 | Shareholders Call Toll Free: (866) 203-1198 | Banks and Brokers Call: (212) 440-9800